UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2022

FIRST HAWAIIAN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14585	99-0156159
(Commission File Number)	(IRS Employer Identification No.)

999 Bishop St.,29th Floor
Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

(808) 525-7000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	FHB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          On October 13, 2022, the Board of Directors (the “Board”) of First Hawaiian, Inc. (the “Company”) increased the number of directors constituting the Board from eight to nine and appointed Michael K. Fujimoto to serve as a member of the Board to fill the vacancy created upon the increase in the size of the Board, effective immediately. Effective October 13, 2022, Mr. Fujimoto was appointed as a member of the Audit Committee and the Risk Committee of the Company’s Board of Directors. Mr. Fujimoto currently serves on the board of directors of First Hawaiian Bank, a wholly owned subsidiary of the Company.

Mr. Fujimoto will receive compensation for his service as a director in accordance with the Company’s standard arrangements for non-employee directors, pursuant to which the Company granted Mr. Fujimoto a one-time award of restricted stock units with a value of $36,792 in connection with his appointment to the Board.

Mr. Fujimoto, age 70, has served as the Executive Chairman and as a Director of Hawaii Planing Mill, Ltd. dba HPM Building Supply, a building supplies company headquartered in Keaau, Hawaii and with locations throughout Hawaii. Mr. Fujimoto served as President and Chief Executive Officer of Hawaii Planing Mill, Ltd. from 1992 through 2018. He serves as a Trustee of the Parker Ranch Foundation Trust and has been Chairman of the Board and a member of the Audit and Governance Committees of Parker Ranch Inc., a privately held ranching operation located in Waimea on the Big Island of Hawaii. Mr. Fujimoto also serves as the Trustee and Chairman of the HPM Building Supply Foundation, as Secretary of the Board of Directors of the Kohala Institute and as Vice President of the Board of the New Moon Foundation. He holds Bachelors of Arts and Masters of Arts degrees in Economics from the University of Massachusetts, Amherst, and an MBA from the University of California, Berkeley.

Hawaii Planing Mill, Ltd. dba HPM Building Supply, in which Mr. Fujimoto and an immediate family member have material interests, has loans that were made by First Hawaiian Bank in the ordinary course of business; on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and that did not involve more than the normal risk of collectibility or present other unfavorable features.

Other than as set forth above, the Company has not entered into any transactions with Mr. Fujimoto identified in Item 404(a) of Regulation S-K and he will not be employed by the Company. Mr. Fujimoto was not elected pursuant to an arrangement or understanding between him and any other person.

For more information, reference is made to the Company’s press release dated October 13, 2022, a copy of which is attached to this Report as Exhibit 99.1. Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

99.1	Press Release Dated October 13, 2022
104	Cover Page Interactive Data File- the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HAWAIIAN, INC.

Date: October 14, 2022	By:	/s/ Robert S. Harrison
	Name:	Robert S. Harrison
	Title:	Chairman of the Board, President and Chief Executive Officer